UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio 43725

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holder.

(a)	On May 21, 2013, Camco Financial Corporation (“Camco”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on April 9, 2013, the voting record date, there were 13,528,717 shares of Camco common stock outstanding and entitled to vote. At the Annual Meeting, 11,524,260, or 85.2%, of the outstanding shares of common stock entitled to vote were represented by proxy or in person.

(b)	The following information is provided regarding the number of votes received on each matter presented at the Annual Meeting. Also included are the number of broker non-votes received. Broker non-votes represent shares that are held in street name, but for which the broker did not receive instructions from the beneficial owner on how to vote the shares. Broker non-votes are counted toward the establishment of a quorum and in certain routine voting matters such as the ratification of auditors.

(i)	Directors elected at the Annual Meeting for a three year term to expire at the 2016 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Terry A. Feick	7,319,899	1,038,937	3,165,424
Edward D. Goodyear	7,322,026	1,036,810	3,165,424
J. Timothy Young	7,233,426	1,125,410	3,165,424

Other directors whose term of office continued after the Annual Meeting:

Norman G. Cook

Andrew S. Dix

James D. Douglas

James E. Huston

Carson K. Miller

James P. Spragg

Jeffrey T. Tucker

(ii)	With respect to the vote to approve Camco’s 2013 Equity Plan:

Number of Votes:
For	Withheld	Broker Non-Votes	Abstain
6,616,739	1,598,757	N/A	143,340

(iii)	With respect to the advisory vote on executive compensation:

Number of Votes:
For	Withheld	Broker Non-Votes	Abstain
6,959,079	1,210,975	N/A	188,782

(iv)	With respect to the advisory vote on the frequency of the advisory vote on executive compensation:

Number of Votes:
1 Year	2 Years	3 years	Abstain
4,045,784	144,254	3,949,767	219,031

(v)	With respect to the vote to ratify the selection of Plante & Moran, PLLC as Camco’s independent registered public accounting firm for the 2013 fiscal year:

Number of Votes:
For	Withheld	Broker Non-Votes	Abstain
11,426,915	58,008	N/A	39,337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: May 22, 2013